EXHIBIT 99.1

W6316 Design Drive, Greenville, WI 54942

P.O. Box 1579, Appleton, WI 54912-1579

School Specialty Announces Fiscal Year 2019 Third Quarter Financial Results

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Third quarter revenue of $278.5 million

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Third quarter operating income of $22.5 million

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Third quarter Adjusted EBITDA of $37.5 million

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Updating 2019 revenue guidance to be slightly below our previously disclosed guidance of $640 million to $650 million

GREENVILLE, Wis., November 12, 2019 – School Specialty, Inc. (OTCQB: SCOO) (“School Specialty”, “SSI” or “the Company”), a leading provider of innovative products and solutions that support integrated learning environments for improved student social, emotional, mental and physical well-being, today provided results for its fiscal third quarter ended September 28, 2019.

Michael Buenzow, Interim Chief Executive Officer, stated, “The past several months have been transformative for our Company. We have improved our sales organization through the implementation of the Team Sell model, refined our approach to customer segmentation, and continued to improve pricing. Our gross margin trends within key product areas continue to improve and we achieved key objectives relating to core fulfillment center performance and more efficient management of our transportation requirements. We continue to streamline our organization and align around our core competencies and as a result have decided to move the custom portion of the Agenda business to Discontinued Operations as of the fourth quarter. A tighter focus on our core business will enable us to improve profitability and free cash flow going forward. During the quarter, our Supplies product line increased 2.2% year over year, driven by solid growth with our Large District accounts. As we progress through the fourth quarter, support for a strong Science Curriculum recovery in 2020; the Science Curriculum segment has been a significant area of under-performance in 2019, but the tide is beginning to turn in our favor.”

Ryan M. Bohr, Executive Vice President and Chief Operating Officer, stated, “The improving trend in gross margin is attributable to ongoing initiatives to optimize pricing and take a more strategic approach to margin management. The improvements made are just beginning to materially impact our results; we have yet to realize the full benefits of these actions and expect continued gross margin improvement in 2020. Our operations team and their ability to service our customers throughout this peak season was exemplary, leading to improved order momentum as we exit the peak season. In addition, we are investing in our product line to ensure that we are bringing industry-leading solutions to our customers. This includes launching in 2020 our greatest number of new, innovative furniture items in many years.”

Michael Buenzow added, “As we enter the final quarter of the year, we are now tracking slightly below the lower end of our previously disclosed revenue guidance as a result of a delayed recovery within Science Curriculum and modestly lower outlook for our Instruction and Invention product portfolio. Despite the lower revenue outlook, we are encouraged by the trend in 2019 gross margin. We are guiding adjusted EBITDA to a range of $28 million to $30 million, down from $42 million previously; the revised outlook is almost entirely driven by Science

Curriculum segment and challenges within the custom Agenda business. However, we are confident adjusted EBITDA will improve in 2020 as our new product introductions drive organic revenue growth, process improvement initiatives continue to drive down costs and we realize the benefit of our strategic decision to exit the custom Agenda business.  Our team is dedicated to these objectives and will continue to work across the business to maximize shareholder value.”

Strategic Alternatives Progress

As previously announced, School Specialty, Inc. is continuing to work with its Board of Directors, in conjunction with its legal and financial advisors, to carry out a formal process to explore and evaluate potential strategic alternatives focused on maximizing shareholder value.  The Company has previously disclosed that it has been working with a financial advisor to address its capital structure and has expanded these efforts to include the review of a full range of strategic and financing alternatives, which may include a sale of the Company or other business combination.  The Board has formed a special committee which will carefully evaluate and consider all potential options. Our entire team remains committed to serving our customers throughout this process.

The Company is currently in active discussions with multiple parties across a range of alternatives, including sale transactions and junior capital investments.  Proposals have been requested to be submitted in November.  In addition, the Company recently reached agreement in principle on non-binding terms with its senior secured lenders fora forbearance related to third quarter noncompliance and amendments to the terms of its debt facilities.  Finally, the Company is in discussions to obtain an extension of the December 12, 2019 maturity date of the deferred cash payment obligations.

Third Quarter of Fiscal 2019 Results

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Revenue was $278.5 million for the quarter ended September 28, 2019, as compared to $290.3 million in the third quarter of fiscal 2018, representing a decrease of 4.1%. This decrease included declines of 2.1% in the Distribution segment and 32.1% in the Science Curriculum segment.

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The Agenda category, which was negatively impacted by weaker demand and ongoing operational challenges, contributed $4.4 million of the Distribution revenue decline.

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Strong late peak season orders, particularly in large districts, coupled with a strong fulfillment season has provided revenue growth for Supplies and booking trends suggesting continued strength in the category heading into Q4.

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Overall Furniture revenue was down 1.7% in the quarter. While demand was strong in transactional furniture (+3.5%), it was offset by lower learning environment project sales driven by a strategic decision to focus resources on higher margin opportunities.

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Instruction & Intervention revenue was down 9.3% in the quarter reflecting continued soft demand for Triumph Learning (Coach) product line.  However, with the launch of Success Coach in Q3 and a strong pipeline of opportunities for SPIRE and Wordly Wise, we are experiencing year-over-year growth in the fourth quarter through early November.

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Science Curriculum for 2019 reflects a continued soft market and lower overall win-rates; however, based on product enhancements, changes to our sales and marketing approach, and materially stronger opportunity pipeline, confidence is building that Science Curriculum revenues will recover in 2020.

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The Company reported a gross profit margin for the quarter ended September 28, 2019 of 33.2%, as compared to 33.6% reported in the third quarter of fiscal 2018.  The year-over-year spread in gross margin narrowed significantly from the 190 basis point decline from Q2 2019.

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Distribution segment gross margin increased 20 basis points year-over-year in Q3 2019, as compared to margin contraction spread of 110 basis points at the end of Q2 2019.  Pricing actions and the improved approach to bids and contracts have continued to positively impact gross margin.

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Curriculum segment gross margin was down 30 basis points in Q3 2019. While product pricing and costs are generally consistent year-over-year, minor gross margin variances occur based on volume fluctuations and the impact of certain semi-fixed costs recognized in cost of goods sold.

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Selling, general and administrative (“SG&A”) expenses were $64.4 million for the quarter ended September 28, 2019, an 8.1% increase year-over-year, driven primarily by increases in seasonal labor spend and incentive compensation expense recognized in the quarter (timing-related) and an increase in costs associated with the custom-planner business.

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The Company reported adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $37.5 million for the quarter ended September 28, 2019, compared to $44 million in the quarter ended September 28, 2018. The Adjusted EBITDA contribution of the custom planner business, which the Company announced in the fourth quarter that it will be discontinued, drove $6.3 million of the $6.6 million decline.

Fiscal 2019 Outlook Update

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Total revenue is expected to be approximately $638 million, a 5.3% decrease year-over-year. The updated outlook is driven primarily by aa delayed recovery in the Science Curriculum segment and a modestly lower outlook for Instruction & Intervention based on the Q3 performance in that product area.

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Gross margin is forecasted to be 33.2%, a year-over-year decrease of 70 basis points driven primarily by Agendas and a shift in product mix related to lower Science revenues; margins in the Supplies and Furniture product areas continue to strengthen.

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Full year SG&A expense, excluding restructuring related costs, is forecasted to decline approximately 5.8% year-over-year, or approximately $205.0 million, as SG&A continues to be managed aggressively.

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Full year 2019 Adjusted EBITDA is forecasted to be between $28 million to $30 million, down $6.1 million year over year at the midpoint.  The reduction from prior guidance is primarily related to lower Science revenues and weaker Agendas gross margin associated with credits and costs incurred to resolve customer order issues.

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Free cash flow is anticipated to be in the range of $0 million to $5 million, down from the most recent guidance of $15 million to $20 million. This decline is driven by greater losses than previously expected in our Agenda business, lower than anticipated Science Curriculum revenue, and increased restructuring costs primarily related to the pursuit of strategic alternatives. We expect capital expenditures to be consistent with previous guidance of $10 million and product development investments to be modestly lower than prior guidance of $4 million.

School Specialty will be hosting a teleconference and webcast on Wednesday, November 13, 2019 at 9:00 a.m. ET to discuss its results and outlook. Speaking from management will be Michael C. Buenzow, Interim President and Chief Executive Officer; Ryan M. Bohr, Executive Vice President and Chief Operating Officer; and Kevin L. Baehler, Executive Vice President and Chief Financial Officer.

Conference Call Information:

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Toll-free number: 844-882-7832 / International number: 574-990-9706 / Conference ID: 7399069

--Replay number: 855-859-2056 / International replay number: 404-537-3406 / Conference ID: 7399069

Interested parties can also participate on the webcast by visiting the Investor Relations section of School Specialty’s website at http://investors.schoolspecialty.com. For those who are unable to participate on the live conference call and webcast, a replay will be available approximately one hour after the completion of the call.

About School Specialty, Inc.

School Specialty designs, develops and delivers the broadest assortment of innovative and proprietary products, programs and services to the education marketplace, including essential classroom supplies, furniture, educational technology, supplemental learning resources, science-based curriculum, and other unique products and services that enable educators across North America to transform more than classrooms. The Company applies its unmatched team of subject-matter experts and customized planning, development and project management tools to deliver its unique value proposition, which supports the social, emotional, mental, and physical safety of students – improving both their learning outcomes and school district performance.

School Specialty serves the U.S. and Canada with a multi-channel approach. For more information, visit https://corporate.schoolspecialty.com/ or connect with us on Facebook, Twitter, Instagram, and Pinterest. Find ideas, resources and inspiration by visiting our blog: https://blog.schoolspecialty.com/.

Statement Concerning Forward-Looking Information

Any statements made in this press release about School Specialty’s expected financial results, future financial condition, results of operations, expectations, plans, or prospects, including but not limited to those statements relating to its expected results for 2019 under the heading “Fiscal 2019 Outlook Update” and elsewhere in this press release, constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," “projects,” “should,” "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the risk factors described in Item 1A of School Specialty's Form 10-K for the fiscal year ended December 29, 2018, which risk factors are incorporated herein by reference. Any forward-looking statement in this release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

This press release includes references to Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA represents net income (loss) adjusted for: provision for (benefit from) income taxes; purchase accounting deferred revenue adjustments; restructuring costs; restructuring-related costs included in SG&A; impairment charges; depreciation and amortization expense; amortization of development costs; net interest expense; and stock-based compensation. Free Cash Flow represents Adjusted EBITDA adjusted for: capital expenditures; product development expenditures; proceeds from asset sales; unrealized foreign exchange gains and losses; other; changes in working capital; Cash Interest and Cash Taxes.

The Company considers Adjusted EBITDA a relevant supplemental measure of its financial performance and Free Cash Flow a relevant supplemental measure of liquidity. The Company believes these non-GAAP financial measures provide useful supplemental information for investors regarding trends and performance of our ongoing operations and is useful for year-over-year comparisons of such results. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals.

In summary, we believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business, (iv) evaluate trends in our business, (v) evaluate our ability to generate cash and improve liquidity, and (vi) assess the Company’s ability to fund both its operating activities and reinvestments into the business, as well as service its debt, including debt repayments, all consistent with how management evaluates such performance and trends.

Adjusted EBITDA and Free Cash Flow do not represent, and should not be considered, an alternative to net income or operating income, or an alternative to cashflow from operations, as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies.

Company Contacts

Ryan Bohr, EVP and Chief Operating Officer

Kevin Baehler, EVP and Chief Financial Officer

Ryan.bohr@schoolspecialty.com

Kevin.baehler@schoolspecialty.com

Tel: 920-882-5868

Tel: 920-882-5882

Investor and Media Relations Contact

Mark Barbalato – FTI Consulting

Mark.Barbalato@fticonsulting.com

Tel: 212-850-5707

Tables to Follow

SCHOOL SPECIALTY, INC.

CONSOLIDATED STATEMENTS OF OPERATION

(In Thousands, Except Per Share Amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018

Revenues	$278,512	$290,280	$ 535,053	$558,839
Cost of revenues	185,945	192,776	357,005	366,470
Gross profit	92,567	97,504	178,048	192,369
Selling, general and administrative expenses	64,436	59,607	167,416	170,553
Impairment charge	4,580	-	4,863	-
Facility exit costs and restructuring	1,080	667	2,290	1,149
Operating income (loss)	22,471	37,230	3,479	20,667
Other expense:
Interest expense	5,341	4,157	14,927	11,351
Change in fair value of derivatives	238	-	1,320	-
Income (loss) before benefit from income taxes	16,892	33,073	(12,768)	9,316
Provision for (benefit from) income taxes	(972)	14,517	199	9,420
Net income (loss)	$17,864	$18,556	$ (12,967)	$ (104)

Weighted average shares outstanding:
Basic	7,025	7,000	7,013	7,000
Diluted	8,282	7,063	7,013	7,000

Net Loss per Share:
Basic	$2.54	$2.65	$ (1.85)	$ (0.01)
Diluted	$2.16	$2.63	$ (1.85)	$ (0.01)

	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Adjusted Earnings before interest, taxes, depreciation,
amortization, change in value of derivatives, restructuring
and impairment charges (EBITDA) reconciliation:
Net income (loss)	$17,864	$18,556	$ (12,967)	$ (104)
Provision for (benefit from) income taxes	(972)	14,517	199	9,420
Purchase accounting deferred revenue adjustment	-	77	-	715
Impairment charge	4,580	-	4,863	-
Restructuring costs	1,080	667	2,290	1,149
Restructuring-related costs incl in SG&A	3,450	313	7,383	2,002
Change in fair value of derivatives	238	-	1,320	-
Depreciation and amortization expense	4,605	4,214	13,118	13,607
Amortization of development costs	1,171	1,503	3,471	4,190
Net interest expense	5,341	4,157	14,927	11,351
Stock-based compensation	118	(19)	(771)	1,178
Adjusted EBITDA	$37,475	$43,985	$33,833	$43,508

SCHOOL SPECIALTY, INC.

CONDENSED BALANCE SHEETS (UNAUDITED)

(In Thousands, Except Share and Per Share Amounts)

	September 28, 2019	December 29, 2018	September 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$5,862	1,030	$7,922
Accounts receivable, less allowance for doubtful accounts	162,127	77,888	175,111
Inventories, net	81,974	90,061	96,024
Prepaid expenses and other current assets	18,802	15,763	17,731
Refundable income taxes	397	1,019	-
Total current assets	$269,162	185,761	$296,788
Property, plant and equipment, net	29,497	31,902	31,732
Operating lease right-of-use asset	11,275	-	-
Goodwill	-	4,580	26,842
Intangible assets, net	30,215	33,306	34,245
Development costs and other	13,818	14,807	15,407
Deferred taxes long-term	282	320	2,002
Total assets	$354,249	$270,676	$407,016

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities - long-term debt	$199,068	30,352	$90,450
Current operating lease liability	5,039	-	-
Accounts Payable	49,341	41,277	43,219
Accrued compensation	7,156	7,302	5,211
Contract liabilities	7,589	5,641	7,232
Accrued royalties	1,542	2,678	2,105
Other accrued liabilities	20,829	11,379	23,885
Total current liabilities	290,564	98,629	172,102
Long-term debt - less current maturities	-	103,583	128,830
Operating lease liability	6,337	-	-
Other liabilities	3,580	1,101	569
Total liabilities	300,481	203,313	301,501

Stockholders' equity:
Preferred stock, $0.001 par value per share, 500,000
shares authorized; none outstanding	-	-	-
Common stock, $0.001 par value per share, 50,000,000 shares
authorized; 7,025,219; 7,000,000 and 7,000,000 shares
issued and outstanding, respectively	7	7	7
Capital in excess of par value	124,301	125,072	124,228
Treasury stock, at cost 5,145; 0 and 0 shares, respectively	(34)	-	-
Accumulated other comprehensive loss	(1,902)	(2,079)	(1,720)
Accumulated deficit	(68,604)	(55,637)	(17,000)
Total stockholders' equity	53,768	67,363	105,515
Total liabilities and stockholders' equity	$354,249	$270,676	$407,016